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                         ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION
                                      OF
                               NOVA CORPORATION


                                      I.

                                CORPORATE NAME

               The name of the corporation is NOVA Corporation.



                                      II.

                                   AMENDMENT

     The Articles of Incorporation of NOVA Corporation are amended to add the following sentence at the end of Article I., Section A.:

     "Upon acquisition by the Corporation of any outstanding shares of Common Stock, such shares shall become treasury shares."

     All other provisions of the Articles of Incorporation remain unchanged.


                                     III.

                             ADOPTION OF AMENDMENT

     This Amendment to the Articles of Incorporation was duly adopted on June 8, 1999, at a meeting of the Corporation's Board of Directors. Shareholder action was not required pursuant to Section 14-2-631(d) of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be duly executed by its authorized officer as of the 18th day of June, 1999.


                                       /s/ Cherie M. Fuzzell
                                       ---------------------
                                       Cherie M. Fuzzell
                                       Secretary


                             OFFICER'S CERTIFICATE

     The undersigned, Cherie M. Fuzzell, Secretary of NOVA Corporation (the "Corporation"), hereby certifies that the foregoing Articles of Amendment to the Articles of Incorporation of NOVA Corporation were duly adopted on June 8, 1999 at a meeting of the Corporation's Board of Directors.


                                       /s/ Cherie M. Fuzzell
                                       ---------------------
                                       Cherie M. Fuzzell